PART II - OTHER INFORMATION

                         AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                   Nine Months Ended

                                                March 29,         March 31,
                                                  1996              1995
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                      *43,309,268         40,704,800

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average)                         --              2,448,487

        Contingent shares issuable                110,867             99,808

        Exercise of warrants and options
          using the treasury method               267,358            126,428

      Total common and common equivalent
        shares                                 43,687,493         43,379,523

      Income                                  $140,156,050       $96,396,488

      Interest expense on convertible
        debentures - net of taxes                  --              2,841,472

      Income used for computing earnings
        per share                             $140,156,050       $99,237,960

      Net income                                    $3.21              $2.29



  * The weighted average shares outstanding for the first nine months ended March 29, 1996 include 2,445,270 shares issued in connection with the conversion of the Company's 6% Convertible Subordinated Debentures.












           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                         AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                   Third Quarter Ended

                                                March 29,         March 31,
                                                  1996              1995
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                       43,346,080         40,750,315

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average)                         --              2,448,487

        Contingent shares issuable                 97,259             83,813

        Exercise of warrants and options
          using the treasury method               209,614            152,706

      Total common and common equivalent
        shares                                 43,652,953         43,435,321

      Income                                  $48,920,840        $36,410,047

      Interest expense on convertible
        debentures - net of taxes                  --                947,156

      Income used for computing earnings
        per share                             $48,920,840        $37,357,203

      Net income                                    $1.12              $0.86



















           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                          AVNET, INC AND SUBSIDIARIES

EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                   Nine Months Ended

                                                March 29,         March 31,
                                                  1996              1995
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents            *43,687,493       43,379,523

      Additional dilution upon exercise
        of options and warrants                     38,847           43,715

      Total fully diluted shares                43,726,340       43,423,238

      Income                                  $140,156,050      $96,396,488
      Interest expense on convertible
        debentures - net of taxes                  --             2,841,472

      Income used for computing earnings
        per share                             $140,156,050      $99,237,960

      Fully diluted earnings per share:

      Net income                                     $3.21            $2.29



  * The weighted average shares outstanding for the first nine months ended March 29, 1996 include 2,445,270 shares issued in connection with the conversion of the Company's 6% Convertible Subordinated Debentures.


















               SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                          AVNET, INC AND SUBSIDIARIES

EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                   Third Quarter Ended

                                                March 29,         March 31,
                                                  1996              1995
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents             43,652,953       43,435,321

      Additional dilution upon exercise
        of options and warrants                     97,025           62,054

      Total fully diluted shares                43,749,978       43,497,375

      Income                                   $48,920,840      $36,410,047

      Interest expense on convertible
        debentures - net of taxes                  --               947,156

      Income used for computing earnings
        per share                              $48,920,840      $37,357,203

      Fully diluted earnings per share:

      Net income                                     $1.12            $0.86























               SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                               S I G N A T U R E



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

















                                    Avnet, Inc.
                                    (Registrant)



                                    By: s/Raymond Sadowski
                                        Raymond Sadowski
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary





                                    By: s/John F. Cole
                                        John F. Cole
                                        Controller and Principal
                                        Accounting Officer


May 13, 1996
      Date